Exhibit 5.1
                 Opinion of Gardere Wynne Sewell & Riggs, L.L.P.

                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                               333 Clay, Suite 800
                            Houston, Texas 77002-4086
                                 (713) 308-5500

                               September 24, 1996



Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027




Gentlemen:

         We have acted as counsel for Seitel, Inc. (the "Company") in connection with the registration statement on Form S-8/S-3 of the Company (the "Registration Statement"), which will be filed on or about September 24, 1996, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to 480,000 shares (the "S-8 Shares") of common stock, par value $.01 per share, of the Company to be (a) issued by the Company pursuant to common stock purchase options issued under its 1993 Incentive Stock Option Plan (the "Option Plan"), and (b) issued by the Company under or pursuant to common stock purchase options issued under its Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") and, for resale only, of some number of the S-8 shares which may be acquired by affiliates of the Company upon exercise of options under the Option Plan, under the Deferred Compensation Plan, or upon exercise of common stock purchase options granted under the Deferred Compensation Plan (the "S-3 Shares").

         In the capacity as counsel for the Company, we have familiarized ourselves with the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that upon completion of the proceedings being taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, (i) the S-8 Shares acquired in accordance with the terms of the Option Plan; (ii) the S-8 Shares acquired in accordance with the terms of the Deferred Compensation Plan; and (iii) the S-3 Shares resold in the manner described in the S-3 Prospectus contained in the Registration Statement, will be validly issued, fully paid, and non-assessable.

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         We are  members of the Bar of the State of Texas and we do not  express an opinion herein concerning any other law other than the laws of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.



                                        Very truly yours,

                                        GARDERE WYNNE SEWELL & RIGGS, L.L.P.


                                   BY:  /s/ William Mark Young
                                        ----------------------------------------
                                        William Mark Young

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